CONFIDENTIALITY AGREEMENT

THIS CONFIDENTIALITY AGREEMENT (this “Agreement”), dated as of January [•], 2023, is by and between Republic First Bancorp, Inc., a Pennsylvania corporation (the “Company”) and George E. Norcross, III, Gregory B. Braca, Philip A. Norcross and the Avery Conner Capital Trust, a trust organized under the laws of the State of Florida (collectively, “NB Group”, and with the Company, each a “Party” and together, the “Parties”).

WHEREAS, in order to facilitate a meeting between the Company and NB Group to, among other things, discuss the term sheet submitted by the NB Group to the Company on January 7, 2023 (the “Meeting”), the Parties may provide each other with Confidential Information (as defined in this Agreement) during the Meeting. A Party furnishing or otherwise making available any information pursuant to this Agreement is referred to in such capacity as the “Disclosing Party” and the Party receiving any information pursuant to this Agreement is referred to in such capacity as the “Receiving Party”.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Parties agree as follows:

1. Definitions. As used in this Agreement, the following terms have the following meanings unless otherwise specified in this Agreement:

“Affiliate” of any specified Party means any person that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the specified Party. The term “control” (including, without limitation, the terms “controlling,” “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise.

“Confidential Information” means all information relating to the Disclosing Party or its Affiliates, that the Disclosing Party or its Representatives (as defined below) made available to the Receiving Party or its Representatives at or in advance of the Meeting for discussion thereat, together with any oral statements or written or electronic materials prepared by or on behalf of the Receiving Party or its Representatives containing or based in whole or in part upon or generated from such information. Confidential Information does not include information that: (a) at the time of disclosure to the Receiving Party or its Representatives is or thereafter becomes generally available to the public other than as a result of a breach of the terms of this Agreement by the Receiving Party or its Representatives; (b) is or has previously been disclosed to the Receiving Party or its Representatives on a non-confidential basis by a third party, provided that such third party did not breach an obligation of confidentiality to the Disclosing Party that was known by the Receiving Party; or (c) was independently developed by the Receiving Party or its Representatives.

“Law” means any law, regulation, rule, order or other similar requirement of any court or governmental, regulatory or supervisory agency, or national securities exchange.

“person” includes any corporation, partnership, limited liability company, joint venture, other entity or individual.

“Representative” of any specified Party means such Party’s Affiliates, and its and their respective directors, officers, managers, members, partners, employees, agents, professional advisors (including, without limitation, legal counsel, accountants, consultants and financial advisors) and other representatives.

2. Disclosure of Confidential Information. Except as expressly provided in Section 4, the Receiving Party will not, and will instruct its Representatives not to, disclose any Confidential Information or any copies thereof to any person other than to the Representatives of the Receiving Party who need to know the Confidential Information for the purpose of the Meeting. The Receiving Party will also instruct each of its Representatives to comply with the terms of this Agreement that are applicable to its Representatives as though each such Representative were a party to this Agreement.

3. Confidential Settlement Discussions. The Parties agree that the Confidential Information is being disclosed for settlement purposes only pursuant to Rule 408 of the Federal Rules of Evidence, Rule 408 of the Pennsylvania Rules of Evidence and state law analogues, as applicable, and all such Confidential Information shall not be used or disclosed except in accordance with this Agreement.

4. Disclosure Pursuant to Legal Requirement. The Receiving Party or its Representatives may disclose Confidential Information in order to comply with applicable Law, including any applicable reporting requirements under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to the extent the Party or its Representatives (as applicable) is advised by its legal counsel that it is required to make such disclosure in order to comply with a Law, including any applicable reporting requirements under the Exchange Act, provided that the requirement to make the disclosure does not arise from the Party’s or any of its Representatives’ breach of this Agreement. To the extent practical and legally permissible, the Receiving Party shall, and shall cause its Representatives to, notify the Disclosing Party of its intention to make such disclosure. The Receiving Party agrees to reasonably cooperate with the Disclosing Party so that the Disclosing Party may seek, at its sole cost and expense, an appropriate protective order or other remedy. In the event that such a protective order or other remedy is not obtained, the Receiving Party or its Representatives (as applicable) (a) will furnish only that portion of the Confidential Information that, on the advice of its legal counsel, is required by applicable Law to be disclosed and (b) will use its commercially reasonable efforts to obtain reasonable assurance that confidential treatment will be accorded to such information.

5. Return or Destruction of Confidential Information. Promptly upon receipt of a written request from the Disclosing Party, the Receiving Party will (and will cause each of its Representatives to), at its election, destroy or return to the Disclosing Party all Confidential Information (including, without limitation, all copies, extracts and other reproductions). Notwithstanding the foregoing, the Receiving Party and its Representatives may retain any Confidential Information to the extent required by Law.

6. No Binding Agreement. Unless and until there is a written definitive agreement between the Parties with respect to a transaction, neither Party nor any of its Representatives will be deemed to have made any commitment or otherwise incurred any obligation, or will have any commitment or obligation, to consider or conclude any transaction.

7. No Representations. Neither the Disclosing Party nor any of its Representatives makes any representation or warranty, express or implied, on which the Receiving Party or any of its Representatives may rely as to the accuracy or completeness of the Confidential Information and only those representations and warranties made by the Disclosing Party in a subsequent written definitive agreement with the Receiving Party with respect to a transaction, if any, will have any legal effect. Neither the Disclosing Party nor any of its Representatives will have any liability to the Receiving Party, any of its Representatives or any other third parties relating to or resulting from use of the Confidential Information. Nothing herein will constitute a waiver of any claim for fraud or fraudulent misrepresentation.

8. Remedies. Each Party agrees that money damages may not be a sufficient remedy for any breach of the terms of this Agreement by the other Party, and that, in addition to all other remedies it may be entitled to, each Party may be entitled to seek specific performance, injunctive and other equitable relief as a remedy for any such breach (in each case, without the requirement of posting a bond or other security). Each Party agrees that it will not, and will cause its Representatives not to, oppose the granting of such relief on the basis that the other Party has an adequate remedy at law.

9. Miscellaneous.

(a) This Agreement constitutes the entire agreement between the Parties concerning the subject matter of this Agreement and supersedes all other agreements, whether oral or written, between the Parties with respect to such subject matter.

(b) This Agreement may not be amended, modified or supplemented except in a separate writing signed by both Parties expressly so amending, modifying or supplementing this Agreement. Any provision of this Agreement may be waived by the Party entitled to the benefit thereof, if in writing and signed by the Party entitled to the benefit thereof. No failure or delay by either Party in exercising any right, power or privilege under this Agreement will operate as a waiver thereof, nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

(c) Each Party’s obligations under this Agreement will expire upon the earliest of (i) completion of a transaction between the Parties; or (ii) twelve (12) months after the date of this Agreement; provided that (x) the provisions of Section 1 and this Section 9 will survive indefinitely; and (y) each Party will retain the right to seek all remedies available to it in respect of any breach of the terms of this Agreement occurring prior to its expiration.

(d) This Agreement and any claims or disputes arising out of or relating to this Agreement will be governed by and construed in accordance with the Laws of the State of New York, without giving effect to any choice of law principles that would mandate the application of laws of another jurisdiction. Any legal action or proceeding in respect of any claim or dispute arising out of or relating to this Agreement or the performance of this Agreement will be brought exclusively in the United States District Court for the Southern District of New York or any New York State court sitting in New York City, and the Parties hereby irrevocably submit to the exclusive jurisdiction of such courts for the purpose of any such action or proceeding. The Parties irrevocably waive their right to jury trial in any legal action or proceeding in connection with this Agreement or the performance of this Agreement.

(e) The invalidity or unenforceability of any provision of this Agreement will not affect the validity or enforceability of any other provision of this Agreement, which will remain in full force and effect. If any provision of this Agreement is determined to be unenforceable, then the Parties contemplate that the court making such determination will modify such provision and enforce it in its modified form for all purposes contemplated by this Agreement.

(f) Any assignment of this Agreement, in whole or in part, by operation of Law or otherwise by the Receiving Party without the prior consent of the Disclosing Party will be void. Any purchaser of the Disclosing Party or all or substantially all of the assets of the Disclosing Party will be entitled to the benefits of this Agreement, whether or not this Agreement is assigned to such purchaser.

(g) This Agreement will be binding upon the Parties, and inure to the benefit of, and be enforceable by, and their respective successors and respective assigns. This Agreement may be executed in one or more counterparts and by scanned computer image (such as pdf), each of which will be deemed to be an original copy of this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and delivered as of the day and year first above written.

REPUBLIC FIRST BANCORP, INC.:

By:
Name:
Title:

GEORGE E. NORCROSS, III:

By:
Name:
Title:

GREGORY B. BRACA:

By:
Name:
Title:

PHILIP A. NORCROSS:

By:
Name:
Title:

AVERY CONNER CAPITAL TRUST:

By:
Name:
Title:

[Signature Page to Confidentiality Agreement]